Exhibit 99-1

NextNRG Reports Full Year and Fourth Quarter 2025 Financial Results

Revenue Increases 195% Year Over Year to $81.8 Million

MIAMI, FL — April 15, 2026 — (GLOBE NEWSWIRE) — NextNRG, Inc. (NASDAQ: NXXT) (“NextNRG” or the “Company”), a pioneer in AI-driven energy innovation transforming how energy is produced, managed, and delivered, today reported financial results for the full year and fourth quarter ended December 31, 2025.

“In 2025, we generated $81.8 million in revenue, representing a 195% increase over the $27.8 million generated in 2024. That level of growth reflects the scale we achieved through fleet integration, new market expansion, and improving operational execution across our platform,” said Michael D. Farkas, Founder and CEO of NextNRG. “At the same time, we expanded margins and signed our first long-term energy infrastructure agreements. We believe 2025 established the operational foundation for continued margin expansion and long-term revenue growth.”

2025 Key Financial Metrics

Metric	FY 2025		FY 2024
Revenue	$81.8	M	$27.8	M
Gross Profit	$6.9	M	$1.8	M
Gross Margin	8.4%		6.4%
Operating Loss (GAAP) ¹	$(70.2	)M	$(11.7	)M
Net Loss (GAAP) ¹	$(88.2	)M	$(21.4	)M
Adjusted EBITDA ²	$17.1	M	$8.9	M

(1) Includes $42.6M in non-cash stock-based compensation.

(2) Adjusted EBITDA excludes net interest expense, taxes, depreciation and amortization, impairment charges, and stock-based compensation. See the reconciliation of net loss to Adjusted EBITDA in “Full Year 2025 Financial Results” below and “Non-GAAP Financial Measures” below for additional important disclosures.

Full Year 2025 Financial Results

Revenue for the year ended December 31, 2025 was $81,835,279, compared to $27,770,280 in 2024, representing growth of 195% year-over-year. Revenue growth was driven by expansion of the Company’s Mobile Fuel Delivery platform, including fleet integration, entry into new markets, and increased activity with commercial fleet customers.

Gross profit increased to $6,907,030, compared to $1,786,938 in 2024, representing approximately 286% year-over-year growth. Consolidated gross margin improved to 8.4%, compared to 6.4% in the prior year, reflecting improving operating efficiency as the network scaled.

Operating loss for 2025 was $70,192,548 and net loss was $88,175,997. Results included $42,589,563 in non-cash stock-based compensation, $17,011,361 in interest expense, and an $8,535,825 non-cash impairment charge. Adjusted EBITDA for the full year 2025 was $17,090,337, compared to $8,937,850 in 2024, representing an increase of approximately 91% year-over-year.

The following is a reconciliation of net loss to the non-GAAP financial measure referred to as Adjusted EBITDA for the years ended December 31, 2025 and 2024:

Net Loss/Adjusted EBITDA Reconciliation	FY 2025	FY 2024
Net Loss (GAAP)	$(88,175,997)	$(21,396,633)
Add: Interest expense, net	17,983,449	9,367,915
Add: Depreciation and amortization	2,689,293	1,545,806
Add: Impairment charges	8,535,825	13,422
Add: Stock-based compensation	42,589,563	1,531,640
Adjusted EBITDA (1)	$17,090,337	$8,937,850

(1)	Adjusted EBITDA is a non-GAAP financial measure. See “Non-GAAP Financial Measures” below for additional important disclosures.

Fourth Quarter 2025 Results

The fourth quarter of 2025 represented the Company’s strongest operating period of the year. Mobile fuel delivery revenue was approximately $23 million, comprised of approximately $7.4 million in October 2025, $7.5 million in November 2025, and $8.0 million in December 2025. December 2025 revenue represented 253% year-over-year growth, with fuel volumes of approximately 2.53 million gallons.

Gross margin in the fuel delivery business was approximately 10.4% in the fourth quarter of 2025, compared to the full-year consolidated average of 8.4%. Management attributes this improvement to route optimization, tighter scheduling discipline, and improved fleet utilization in more mature markets.

Strategic Update

During 2025, the Company expanded its operating footprint, integrated acquired fleet assets, and executed its first long-term energy infrastructure agreements. These agreements combine on-site generation, battery storage, and intelligent energy management under long-term structured contracts.

The Company ended 2025 with an active pipeline of smart microgrid opportunities across healthcare, manufacturing, amusement parks, municipalities, and logistics facilities. Management believes 2025 established the operational foundation for converting pipeline opportunities into contracted revenue while continuing to improve unit economics across the fueling platform.

“2025 was the year we scaled the platform,” added Mr. Farkas. “We almost tripled revenue, expanded nationally, improved margins, and signed our first infrastructure contracts. We believe these milestones position the Company for continued operational improvement and long-term growth.”

Non-GAAP Financial Measures

This press release references Adjusted EBITDA, a non-GAAP financial measure. Adjusted EBITDA should not be considered a substitute for GAAP-basis measures, nor should it be viewed as a substitute for operating results determined in accordance with GAAP. We believe that the presentation of Adjusted EBITDA, a non-GAAP financial measure that excludes the impact of net interest expense, taxes, depreciation, amortization, impairment of goodwill, other intangibles and fixed assets, and stock compensation expense, provides useful supplemental information that is essential to a proper understanding of our financial results. Non-GAAP measures are not formally defined by GAAP, and other entities may use calculation methods that differ from ours for the purposes of calculating Adjusted EBITDA. As a complement to GAAP financial measures, we believe that Adjusted EBITDA assists investors who follow the practice of some investment analysts who adjust GAAP financial measures to exclude items that may obscure underlying performance and distort comparability. See “Full Year 2025 Financial Results” above for a reconciliation of Adjusted EBITDA to net loss.

About NextNRG, Inc.

NextNRG Inc. (NextNRG) is Powering What’s Next by integrating artificial intelligence (AI) and machine learning (ML) into utility infrastructure, battery storage, wireless EV in-motion charging, renewable energy and mobile fuel delivery, to create a unified platform for modern energy management.

At the core of its strategy is the Next Utility Operating System®, which uses AI to optimize both new and existing infrastructure across microgrids, utilities, and fleet operations. NextNRG’s smart microgrids serve commercial, healthcare, educational, tribal, and government sites delivering cost savings, reliability, and decarbonization. The company also operates one of the nation’s largest on-demand fueling fleets and is advancing wireless charging to support fleet electrification.

To learn more, visit www.nextnrg.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement describing NextNRG’s goals, expectations, financial or other projections, intentions, or beliefs is a forward-looking statement and should be considered an at-risk statement. Words such as “expect,” “intends,” “will,” and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, including, but not limited to, those related to NextNRG’s business and macroeconomic and geopolitical events. These and other risks are described in NextNRG’s filings with the Securities and Exchange Commission from time to time. NextNRG’s forward-looking statements involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although NextNRG’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by NextNRG. Except as required by law, NextNRG undertakes no obligation to update any forward-looking statements for any reason. As a result, you are cautioned not to rely on these forward-looking statements.

Investor Relations Contact

NextNRG, Inc.

Sharon Cohen

SCohen@nextnrg.com